Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of AVP, Inc. (“AVP”) hereby certifies, to such officer’s knowledge, that AVP’s Annual Report on Form 10-KSB for the year ended December 31, 2007 fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in such report fairly presents, in all material respects, AVP’s financial condition and results of operations.

Dated: March 31, 2008	By:	/s/ Leonard Armato
Leonard Armato, Chairman and Chief Executive Officer

By:	/s/ Tom Torii
Tom Torii, Interim Chief Financial Officer